As filed with the Securities and Exchange Commission on April 26, 2010.
Registration Statement No. 333-156071

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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RC2 CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
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Delaware (State or Other Jurisdiction of Incorporation or Organization)	36-4088307 (I.R.S. Employer Identification Number)

1111 West 22nd Street
Suite 320
Oak Brook, Illinois 60523
 (630) 573-7200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

CURTIS W. STOELTING
Chief Executive Officer
RC2 Corporation
1111 West 22nd Street
Suite 320
Oak Brook, Illinois 60523
Telephone (630) 573-7200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of communications to:

James M. Bedore, Esq. Reinhart Boerner Van Deuren s.c. 1000 North Water Street, Suite 1700 Milwaukee, Wisconsin 53202 (414) 298-1000

Approximate date of commencement of proposed sale to the public:   Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐                              Accelerated Filer ☒

Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)                     Smaller reporting company ☐

____________________

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 1 to Form S-3 (File No. 333-156071), which was declared effective by the Securities and Exchange Commission on January 12, 2009 (the "Registration Statement"), is being filed to deregister all unsold shares of common stock registered under the Registration Statement, and to terminate the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois on the 26th day of April, 2010.

RC2 CORPORATION

BY /s/ Curtis W. Stoelting
    Curtis W. Stoelting, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board,	April 26, 2010
Robert E. Dods	and Director

/s/ Curtis W. Stoelting	Chief Executive Officer and Director	April 26, 2010
Curtis W. Stoelting	(Principal Executive Officer)

*	Director	April 26, 2010
John S. Bakalar

*	Director	April 26, 2010
John J. Vosicky

*	Director	April 26, 2010
Paul E. Purcell

*	Director	April 26, 2010
Daniel M. Wright

*	Director	April 26, 2010
Thomas M. Collinger

*	Director	April 26, 2010
Michael J. Merriman, Jr.

*	Director	April 26, 2010
Linda A. Huett

*	Director	April 26, 2010
Peter J. Henseler

/s/ Peter A. Nicholson	Chief Financial Officer (Principal	April 26, 2010
Peter A. Nicholson	Financial and Accounting Officer)
*By: /s/ Curtis W. Stoelting Curtis W. Stoelting Attorney-in-Fact		April 26, 2010